Exhibit 99.1

CHARLES & COLVARD REPORTS FOURTH QUARTER AND
FULL YEAR 2016 FINANCIAL RESULTS

- Net Sales from Continuing Operations Increased 14% in 2016 -

- Enhanced Branded Web Presence Features Unique and Sophisticated Moissanite Jewelry -
- Conference Call to Be Held Today at 4:30 PM EST -

RESEARCH TRIANGLE PARK, NC – March 9, 2017 – Charles & Colvard, Ltd. (NASDAQ: CTHR), the original and leading worldwide source of created moissanite, reports financial results for the fourth quarter and full year ended December 31, 2016. Continuing operations for the quarter and prior periods do not include the results of Charles & Colvard Direct, LLC (dba Lulu Avenue®), which are now being reported as a discontinued operation following the sale of certain assets on March 4, 2016 to Yanbal USA, Inc.

Suzanne Miglucci, President and CEO of Charles & Colvard, said, “We remain focused on our vision to create the world’s most brilliant gem, leading the way for environmentally and socially responsible choices in the jewelry industry at a revolutionary value. We made substantial progress during the year by executing a corporate re-branding initiative designed to position our brand as a premier, consumer-facing provider of fine jewelry. We shifted to an up-market offering led by our innovative and popular Forever One™ moissanite collection and expanded our jewelry line featuring a curated bridal collection. We enhanced our omni-channel distribution network, expanding partnerships with leading online marketplaces, retailers and a pilot roll out in more than 50 stores of a well-respected national fine jewelry retailer.”

“2016 was a pivotal year for Charles & Colvard from both a marketing and financial perspective. We are gradually improving our financial performance and balance sheet position as our strategic actions take effect. For the full year of 2016, net sales increased 14%, gross margin percentages expanded by approximately 400 basis points and net loss declined by 53% compared to the full year of 2015. On a quarterly basis, comparisons were impacted first, by the transition to the redesigned e-commerce website in the fourth quarter of 2016 with a strategy that requires attracting a new customer base, and second, by the reduction of online clearance sales in fourth quarter 2016 versus 2015 due to the rebranding of Charles & Colvard on the new website. As we move forward with our transformation into 2017, we are committed to continuing product innovation, investing in key retail and wholesale partnerships and leveraging traditional and non-traditional sales channels,” Ms. Miglucci concluded.

Recent Corporate Highlights:

•	Expanded the Forever One™ moissanite collection through continuous research and development to include four sought-after shapes: emerald, hearts and arrows, pear and radiant;

•	Continued product line expansion and increased customer options with the introduction of Forever One™ in a second quality grade (G-H-I);

•	Extended the robust lifetime guarantee of Charles & Colvard Created Moissanite® gemstones to include protection against usage damage;

•	Launched an updated brand platform in the fourth quarter of 2016 through the redesigned Charles & Colvard website;

•	Continued deployment of digital marketing, social media and public relations campaigns to increase market awareness of Charles & Colvard brands, products and marketplaces; and

•	Enhanced the management team with the addition of Jose Ayala, Senior Director of Merchandising, who brings extensive brand management expertise having worked in premier organizations including Colombian Emeralds, Tiffany & Co, Saks Fifth Avenue and HSN/Cornerstone Brands.

Financial Summary for the Fourth Quarter 2016:

•	Net sales from continuing operations were $6.0 million for the quarter, compared with $7.4 million in the year-ago fourth quarter, a decrease of 18%.

•	Loose jewel net sales from continuing operations were $3.3 million for the quarter, compared with $4.7 million for the year-ago fourth quarter, a decrease of 30%.

•	Finished jewelry net sales from continuing operations were $2.8 million for the quarter, compared with $2.7 million in the year-ago fourth quarter, a 2% increase.

•	The Company’s wholesale business net sales decreased 11% to $4.9 million, or 81% of net sales for the quarter compared with $5.5 million, or 75% of net sales in the year-ago fourth quarter.

•	The Company’s direct-to-consumer e-commerce business, charlesandcolvard.com (formerly Moissanite.com), net sales decreased 40% to $1.1 million, or 19% of net sales for the quarter compared with $1.9 million, or 25% of net sales in the year-ago fourth quarter.

•	Operating expenses from continuing operations were $3.0 million for the fourth quarter of 2016, compared with $3.3 million in the year-ago fourth quarter.

•	Net loss from continuing operations for the fourth quarter of 2016 was $1.1 million, or $0.05 per share, compared with a net loss of $1.0 million, or $0.05 per share, in the year-ago fourth quarter.

•	Net loss for the fourth quarter of 2016 was $1.1 million, or $0.05 per share, compared with a net loss of $1.9 million, or $0.09 per share, in the year-ago fourth quarter.

Financial Summary for Full Year 2016:

•	Net sales from continuing operations for the year ended December 31, 2016 were $29.2 million compared with $25.7 million in the year-ago period, an increase of 14%.

•	Loose jewel net sales from continuing operations were $21.5 million in 2016 compared with $15.1 million for the year-ago period, an increase of 42%.

•	Finished jewelry net sales from continuing operations were $7.7 million in 2016 compared with $10.6 million in the year-ago period, a 27% decrease.

•	The Company’s wholesale business net sales increased 21% to $24.5 million, or 84% of net sales in 2016, compared with $20.3 million, or 79% of net sales in the year-ago period.

•	The Company’s direct-to-consumer e-commerce business, charlesandcolvard.com, net sales decreased by 15% to $4.6 million, or 16% of net sales in 2016, compared with $5.4 million, or 21% of net sales in the year-ago period.

•	Operating expenses from continuing operations were $12.7 million in 2016, compared with $11.8 million in the year-ago period.

•	Net loss from continuing operations in 2016 was $4.0 million, or $0.19 per share, compared with a net loss of $5.1 million, or $0.25 per share, in the year-ago period.

•	Net loss in 2016 was $4.5 million, or $0.22 per share, compared with a net loss of $9.6 million, or $0.47 per share, in the year-ago period.

Financial Position

Cash and cash equivalents totaled $7.4 million at December 31, 2016, an increase of approximately $2.2 million from $5.3 million at December 31, 2015. The Company had no debt outstanding as of December 31, 2016. Total inventory was $28.1 million at December 31, 2016 compared with $32.3 million at December 31, 2015.

Investor Conference Call

Shareholders and other interested parties may participate in the upcoming investor conference call by dialing 844-875-6912 (U.S. toll-free) or 412-317-6708 (international) and asking to be connected to the “Charles & Colvard, Ltd. Conference Call” a few minutes before 4:30 p.m. EST on Thursday, March 9, 2017. A replay of this conference call will be available until March 16, 2017 at 877-344-7529 (U.S. toll-free) or 412-317-0088 (international). The replay conference ID is 10101900. The call will also be available live and for replay in the Investor Relations section of the Company’s website at http://ir.charlesandcolvard.com/events.

About Charles & Colvard, Ltd.

Charles & Colvard, Ltd., based in the Research Triangle Park area of North Carolina, is the original creator and leading source of Forever Classic™, Forever Brilliant® and Forever One™ moissanite gemstones for fine jewelry. Moissanite is unique, available in three color grades (colorless, near-colorless and faint color) and produced from silicon carbide (SiC) crystals. Charles & Colvard Created Moissanite® is sold with a Certificate of Authenticity and Limited Lifetime Warranty to wholesale distributors, manufacturers, retailers, TV shopping networks and designers as loose stones or set in a wide variety of quality metal setting options. Charles & Colvard, Ltd. also sells direct to consumers through its wholly owned operating subsidiary, charlesandcolvard.com, LLC, and through third-party marketplaces. Charles & Colvard, Ltd.’s common stock is listed on the NASDAQ Global Select Market under the symbol “CTHR.” For more information, please visit www.charlesandcolvard.com.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements expressing expectations regarding our future and projections relating to our products, sales, revenues, and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future. You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated, or implied in these forward-looking statements as a result of many factors including, but not limited to, our dependence on consumer awareness, acceptance, and growth of sales of our products resulting from our strategic initiatives; dependence on a limited number of customers; the impact of the execution of our business plans on our liquidity; our ability to fulfill orders on a timely basis; the financial condition of our major customers and their willingness and ability to market our products; dependence on our exclusive supply agreement with Cree, Inc. for the sole supply of the raw material; intense competition in the worldwide jewelry industry; our ability to successfully manage the transition of our Chief Financial Officer and other organizational change; our ability to maintain compliance with the continued listing requirements of The Nasdaq Stock Market LLC; our current wholesale customers’ potential perception of us as a competitor in the finished jewelry business; quality control challenges from time to time that can result in lost revenue and harm to our brands and reputation; general economic and market conditions, including the current economic environment; risks of conducting business in foreign countries; the impact of natural disasters on our operations; the pricing of precious metals, which is beyond our control; the potential impact of seasonality on our business; our ability to protect our intellectual property; the risk of a failure of our information technology infrastructure to protect confidential information and prevent security breaches; the impact of significant changes in e-commerce opportunities, technology, or models; the failure to evaluate and integrate strategic opportunities; possible adverse effects of governmental regulation and oversight; and the impact of anti-takeover provisions included in our charter documents, in addition to the other risks and uncertainties described in our filings with the Securities and Exchange Commission, or the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and subsequent reports filed with the SEC. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the SEC that discuss other factors relevant to our business.

Contacts:

Clint J. Pete

Interim Chief Financial Officer

919-468-0399

cpete@charlesandcolvard.com

Investor Relations:

Taglich Brothers, Inc.

Christopher Schreiber

212-661-6886

-Financial Tables Follow-

CHARLES & COLVARD, LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net sales	$6,034,880	$7,393,819	$29,168,128	$25,693,292
Costs and expenses:
Cost of goods sold	4,122,450	5,073,263	20,401,439	18,943,507
Sales and marketing	1,815,520	1,451,808	7,038,277	5,764,389
General and administrative	1,164,234	1,812,572	5,544,452	6,031,829
Research and development	-	2,.340	2,848	17,795
Loss on abandonment of property and
equipment	1,909	-	117,930	-
Total costs and expenses	7,104,113	8,339,983	33,104,946	30,757,520
Loss from operations	(1,069,233)	(946,164)	(3,936,818)	(5,064,228)
Other income (expense):
Interest income	-	-	-	11
Interest expense	(189)	(9,558)	(1,737)	(10,359)
Gain on sale of long-term assets	-	-	-	125
Total other expense, net	(189)	(9,558)	(1,737)	(10,223)
Loss before income taxes from continuing operations	(1,069,422)	(955,722)	(3,938,555)	(5,074,451)
Income tax net expense from continuing operations	(3,412)	(3,242)	(13,480)	(12,821)
Net loss from continuing operations	(1,072,834)	(958,964)	(3,952,035)	(5,087,272)

Discontinued operations:
Loss from discontinued operations	(97)	(921,027)	(586,124)	(4,485,787)
(Loss) gain on sale of assets from discontinued operations	-	-	12,398	-

Net loss from discontinued operations	(97)	(921,027)	(573,726)	(4,485,787)
Net loss	$(1,072,931)	$(1,879,991)	$(4,525,761)	$(9,573,059)

Net loss per common share:
Basic – continuing operations	$(0.05)	$(0.05)	$(0.19)	$(0.25)
Basic – discontinued operations	(0.00)	(0.04)	(0.03)	(0.22)
Basic – total	$(0.05)	$(0.09)	$(0.22)	$(0.47)

Diluted – continuing operations	$(0.05)	$(0.05)	$(0.19)	$(0.25)
Diluted – discontinued operations	(0.00)	(0.04)	(0.03)	(0.22)
Diluted – total	$(0.05)	$(0.09)	$(0.22)	$(0.47)

Weighted average number of shares used in computing net loss per common share:
Basic	21,008,429	20,618,225	20,926,120	20,407,764
Diluted	21,008,429	20,618,225	20,926,120	20,407,764

CHARLES & COLVARD, LTD.

CONSOLIDATED BALANCE SHEETS

(unaudited)

	December 31,
	2016	2015

ASSETS
Current assets:
Cash and cash equivalents	$7,427,273	$5,274,305
Accounts receivable, net	2,794,626	3,852,651
Inventory, net	9,770,206	10,739,798
Prepaid expenses and other assets	682,083	701,105
Assets related to discontinued operations	-	83,000
Total current assets	20,674,188	20,650,859
Long-term assets:
Inventory, net	18,360,211	21,588,622
Property and equipment, net	1,391,116	1,615,683
Intangible assets, net	8,808	71,086
Other assets	71,453	214,588
Total long-term assets	19,831,588	23,489,979
TOTAL ASSETS	$40,505,776	$44,140,838

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,977,149	$3,323,148
Accrued cooperative advertising	50,000	58,000
Accrued expenses and other liabilities	581,107	891,187
Liabilities related to discontinued operations	-	349,000
Total current liabilities	4,608,256	4,621,335
Long-term liabilities:
Accrued expenses and other liabilities	594,916	710,223
Accrued income taxes	433,983	420,503
Total long-term liabilities	1,028,899	1,130,726
Total liabilities	5,637,155	5,752,061
Commitments and contingencies
Shareholders’ equity:
Common stock, no par value; 50,000,000 shares authorized; 21,369,885 and 21,111,585 shares issued and outstanding at December 31, 2016 and 2015, respectively	54,243,816	54,240,247
Additional paid-in capital	14,282,956	13,280,920
Accumulated deficit	(33,658,151)	(29,132,390)
Total shareholders’ equity	34,868,621	38,388,777
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$40,505,776	$44,140,838

CHARLES & COLVARD, LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

 (unaudited)

	Year Ended December 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,525,761)	$(9,573,059)
Net loss from discontinued operations	(573,726)	(4,485,787)
Net loss from continuing operations	$(3,952,035)	$(5,087,272)
Adjustments to reconcile net loss to net cash provided by operating activities of continuing operations:
Depreciation and amortization	557,393	758,787
Stock-based compensation	959,134	1,545,144
Provision for uncollectible accounts	(73,300)	89,462
Provision for sales returns	(316,000)	(179,000)
Provision for inventory reserves	200,000	436,000
Loss on abandonment of property and equipment	117,930	-
Gain on sale of long-term assets	-	(125)
Changes in operating assets and liabilities:
Accounts receivable	1,447,325	1,747,140
Inventory	3,998,003	6,174,209
Prepaid expenses and other assets, net	162,157	(103,012)
Accounts payable	654,001	251,517
Accrued cooperative advertising	(8,000)	(162,000)
Accrued income taxes	13,480	12,821
Accrued expenses and other liabilities	(425,387)	338,702
Net cash provided by operating activities of continuing operations	3,334,701	5,822,373
Net cash used in operating activities of discontinued operations	(1,125,578)	(4,254,480)
Net cash provided by operating activities	2,209,123	1,567,893

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(421,761)	(407,452)
Patent, license rights, and trademark costs	(5,615)	(45,742)
Proceeds from sale of long-term assets	250	175
Net cash used in investing activities of continuing operations	(427,126)	(453,019)
Net cash provided by (used in) investing activities of discontinued operations	368,671	(20,676)
Net cash used in investing activities	(58,455)	(473,695)

CASH FLOWS FROM FINANCING ACTIVITIES:
Stock option exercises	2,300	172,766
Net cash provided by financing activities of continuing operations	2,300	172,766

NET INCREASE IN CASH AND CASH EQUIVALENTS	2,152,968	1,266,964
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	5,274,305	4,007,341
CASH AND CASH EQUIVALENTS, END OF PERIOD	$7,427,273	$5,274,305

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$1,737	$10,359